Exhibit 10.4

                         EXTENSION AGREEMENT

This Agreement, made effective May 29, 1997, by and between AAM Group, Inc. ("AAM") and Biomune Systems, Inc., a Nevada Corporation ("Biomune");

                                RECITALS

     A. An Agreement was made between AAM and Biomune Dated November 25, 1996 ("Original Agreement "). The Original Agreement terminated on the 30th day of March, 1997.

     B. The parties hereto desire to continue and extend the consulting arrangement.

NOW THEREFORE, in consideration of the mutual covenants made herein, the parties hereto agree as follows:

     1. Engagement. The terms and duties of the engagement are the same as in the Original Agreement

     2. Term of the Agreement. The term of AAM's engagement under this Extension Agreement (the "Term") shall commence on April 1, 1997 (the "Commencement Date") and shall continue through and expire on the 30th day of March, 1998 unless sooner terminated by either Biomune or AAM upon thirty (30) days written notice.

     3. Compensation, As compensation for services to be rendered pursuant to this Extension Agreement, Biomune shall pay AAM 15,000 shares of Biomune common stock that will be registered pursuant to an S-8 registration statement.

     4. All other terms and conditions contained in the Original Agreement are incorporated herein.

IN WITNESS WHEREOF, the parties have executed this Extension Agreement effective as of the date first above-written.

BIOMUNE SYSTEMS, INC.

By:  /s/  David G. Derrick
------------------------------------------------
Its: President

AAM GROUP, INC.

By:  /s/   Adam Kristcher
-----------------------------------------------
Its: President